Exhibit 10.1

AMENDMENT #1 TO WARRANT AGREEMENT

OUTLOOK THERAPEUTICS, INC.

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS WARRANT AGENT

THIS AMENDMENT #1, dated June 11, 2019 (“Amendment #1”), to the Warrant Agreement, dated as of April 12, 2019 (the “Warrant Agreement”), by and between Outlook Therapeutics, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as Warrant Agent (the “Warrant Agent”). Capitalized terms used but not defined in this Amendment #1 shall have the meaning ascribed to them in the Warrant Agreement.

WHEREAS, the Company and the Warrant Agent entered into that certain Warrant Agreement relating to, among other things, the issuance of 15-Month Warrants and Five-Year Warrants to purchase shares of the Company’s common stock, $0.01 par value per share, each at an exercise price of $2.90 per share ; and

WHEREAS, pursuant to Section 8.8 of the Warrant Agreement, the Company and the Warrant Agent have agreed to further amend the Warrant Agreement to limit the applicability of Section 3.3.10 to the Five-Year Warrants, and remove Section 1(f) from the Form of Certificated 15-Month Warrant included in Exhibit D, following written consent of the holder of at least 67% of the Warrant Shares issuable upon exercise of all currently outstanding 15-Month Warrants.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

1.	Amendments.

a.	Section 3.3.10 of the Warrant Agreement is amended and restated as follows:

“3.3.10       Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of a Five-Year Warrant, and the Holder shall not have the right to exercise any portion of a Five-Year Warrant, pursuant to the terms and conditions of the Five-Year Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99][9.99%] (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the Five-Year Warrants with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock that would be issuable upon (A) exercise of the remaining, unexercised portion of the Five-Year Warrants beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.3.10. For purposes of this Section 3.3.10, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of the Five-Year Warrants, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of the Five-Year Warrants without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3.3.10, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Five-Year Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Five-Year Warrants, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of the Five-Year Warrants results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Five-Year Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Five-Year Warrants in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise the Five-Year Warrants pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3.10 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.3.10 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of the Five-Year Warrants.”

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b.	Section 1(f) of the Form of Certificated Warrant Agreement included as Exhibit D is amended and restated as follows:

“[Reserved].”

2.	Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment #1 to be duly executed as of the date first above written.

COMPANY: Outlook Therapeutics, Inc.

By:	/s/ Lawrence A. Kenyon
Name: Lawrence A. Kenyon
Title: President, CEO and CFO

WARRANT AGENT: American Stock Transfer & Trust Company, LLC

By:	/s/ Jennifer Donovan
Name: Jennifer Donovan
Title: Senior Vice President

[Signature Page to Amendment #1 to Warrant Agreement]